EXHIBIT 99.1

	Condensed Consolidated Balance Sheet
As of June 30, 2007	As Previously Reported	Adjustments	As Restated

Warrant and derivative liabilities	$2,950,240	$458,469	$3,408,709
Total liabilities	$4,505,869	$458,469	$4,964,338
Additional paid-in capital	$4,480,095	$(607,875)	$3,872,220
Accumulated deficit	$(6,788,388)	$149,406	$(6,638,982)
Total stockholders’ deficit	$(2,215,979)	$(458,469)	$(2,674,448)

	Condensed Consolidated Statements of Operations
Three months ended June 30, 2007	As Previously Reported	Adjustments	As Restated

Change in fair value of warrant and derivative liabilities	$518,065	$149,406	$667,471
Total other expense	$520,892	$149,406	$670,298
Net (loss) income	$(421,010)	$149,406	$(271,604)
LOSS PER COMMON SHARE:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)

	Condensed Consolidated Statements of Operations
Six Months ended June 30, 2007	As Previously Reported	Adjustments	As Restated

Change in fair value of warrant and derivative liabilities	$(298,580)	$149,406	$(149,174)
Total other expense	$(323,475)	$149,406	$(174,069)
Net (loss) income	$(1,811,742)	$149,406	$(1,662,336)
LOSS PER COMMON SHARE:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)

	Condensed Consolidated Statements of Operations
Period From March 2, 2005 (Inception) Through June 30, 2007	As Previously Reported	Adjustments	As Restated

Change in fair value of warrant and derivative liabilities	$365,213	$149,406	$514,619
Total other expense	$(2,709,779)	$149,406	$(2,560,373)
Net (loss) income	$(6,788,388)	$149,406	$(6,638,982)

	Condensed Consolidated Statements of Cash Flows
Six months ended June 30, 2007	As Previously Reported	Adjustments	As Restated
Net loss	$(1,811,742)	$149,406	$(1,662,336)
Change in fair value of warrant and derivative liabilities	$298,580	$(149,406)	$(149,176)

WDAM 8-K-A re Restatement of 10-QSB (6-30-07) Fin Stmt (00026045-2)

	Condensed Consolidated Statements of Cash Flows
Period From March 2, 2005 (Inception) Through June 30, 2007	As Previously Reported	Adjustments	As Restated
Net loss	$(6,788,388)	$149,406	$(514,619)
Change in fair value of warrant and derivative liabilities	$(365,213)	$(149,406)	$93,256

WDAM 8-K-A re Restatement of 10-QSB (6-30-07) Fin Stmt (00026045-2)